As filed with the Securities and Exchange Commission on February  9, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Obagi Medical Products, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-4658730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Golden Shore, Long Beach, CA	90802
(Address of principal executive offices)	(Zip Code)

OMP, Inc. 2000 Stock Option/Stock Issuance Plan

Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended

(Full title of the plans)

Steven R. Carlson

Chief Executive Officer

Obagi Medical Products, Inc.

310 Golden Shore

Long Beach, CA 90802

(Name and address of agent for service)

(562) 628-1007

(Telephone number, including area code, of agent for service)

Copy to:

Kevin Collins, Esq.

Heller Ehrman LLP

7 Times Square

New York, New York 10036

Telephone – (212) 832-8300

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001, to be issued pursuant to outstanding options under the 2000 Stock Option/Stock Issuance Plan and the 2005 Stock Incentive Plan, as amended	1,287,894 shares	$10.30	(2)	$13,265,308.20

Common Stock, par value $0.001, reserved for future issuance under the 2005 Stock Incentive Plan, as amended	1,246,272 shares	$12.22	(3)	$15,229,443.84

TOTAL	2,534,166 shares			$28,494,752.04	$3,048.94

(1)           This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)           Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee.  Computation based on the weighted average per share exercise price (rounded to nearest cent) of the 1,287,894 shares subject to outstanding options under the 2000 Stock Option/Stock Issuance Plan (the “2000 Plan”) and the 2005 Stock Incentive Plan, as amended (the “2005 Plan”).

(3)           Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.  The computation with respect to the 1,246,272 shares of common stock reserved for issuance under the 2005 Plan is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on February 6, 2007.  The number of shares reserved for issuance under the 2005 Plan includes an increase pursuant to Section 6(a) of the 2005 Plan, effective January 1, 2007, in shares available for issuance under the 2005 Plan of 500,000 shares, which increase was approved by the registrant’s board of directors on January 9, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information.*

Item 2.                    Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

(a)           The prospectus filed by us with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on December 14, 2006, relating to the registration statement on Form S-1, as amended (Registration No. 333-137272), which contains our audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)           Not applicable.

(c)           The description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-33204), filed by us with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 11, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

Not applicable.

Item 6.                    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers provisions, expanding the scope of indemnification beyond that specifically provided by the current law.

The registrant’s Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

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The registrant has entered into indemnification agreements with its directors, in addition to indemnification provided for in the registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 7.                    Exemption from Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

Exhibit Number

5.1	Opinion of Heller Ehrman LLP.

10.1*	OMP, Inc. 2000 Stock Option/Stock Issuance Plan and forms of award agreements thereunder.

10.2*	Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended, and forms of award agreements thereunder.

23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on the signature page of this registration statement).

* Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (No. 333-132138)

Item 9.                    Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on February 8, 2007.

Obagi Medical Products, Inc.

By:	/s/ Steven R. Carlson
Steven R. Carlson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Carlson and Stephen A. Garcia, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer, President (Principal	February 8, 2007
/s/ Steven R. Carlson	Executive Officer) and Director
Steven R. Carlson

	Chief Financial Officer (Principal Financial and	February 8, 2007
/s/ Stephen A. Garcia	Accounting Officer)
Stephen A. Garcia

/s/ Albert J. Fitzgibbons III	Chairman of the Board of Directors	February 8, 2007
Albert J. Fitzgibbons III

/s/ John A. Bartholdson	Director	February 8, 2007
John A. Bartholdson

/s/ Edward A. Grant	Director	February 8, 2007
Edward A. Grant

/s/ Bradley J. Hoecker	Director	February 8, 2007
Bradley J. Hoecker

/s/ Albert F. Hummel	Director	February 8, 2007
Albert F. Hummel

/s/ Ronald P. Badie	Director	February 8, 2007
Ronald P. Badie

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INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Heller Ehrman LLP.

10.1*	OMP, Inc. 2000 Stock Option/Stock Issuance Plan and forms of award agreements thereunder.

10.2*	Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended, and forms of award agreements thereunder.

23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on the signature page of this registration statement).

* Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (No. 333-132138)